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                                                                    Exhibit 23.1
                                                                    ------------

                   Consent of Independent Public Accountants


As independent public accountants, we hereby consent to the inclusion of our report (and to all references to our Firm) included in or made a part of this registration statement on Form S-4 relating to the $125,000,000 principal amount, 9 3/4 % Senior Subordinated Notes due 2009 of Cadmus Communications Corporation.


                                                 /s/ ARTHUR ANDERSEN LLP

Richmond, Virginia
July 14, 1999